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                                                                     Exhibit 5.1

                                 August 17, 1999

Board of Directors
Deltek Systems, Inc.
8280 Greensboro Drive
McLean, Virginia  22102

            Re:   Registration Statement on Form S-8

Gentlemen:

      We have acted as counsel to Deltek Systems, Inc., a Virginia corporation (the "Company"), in connection with the preparation and filing by the Company of its registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, for the purpose of registering an aggregate of 4,230 shares of Common Stock, $.001 par value (the "Common Stock"), issuable upon exercise of options granted to Eric Brehm (the "Brehm Options").

      We have examined the Brehm Options, the Articles of Incorporation, as amended, the By-Laws of the Company, the minutes of the various meetings and consents of the Company's Board of Directors, originals or copies of such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

      Based upon the foregoing, we are of the opinion that the 4,230 shares of Common Stock issuable under the Brehm Options which are subject of the Registration Statement have been duly authorized and, when issued and paid for in accordance with the Brehm Options, will be duly authorized, fully paid and nonassessable.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                Yours very truly,

                                /s/ Hazel & Thomas, P.C.